                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & Young LLP, Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form F-3 of Amdocs Limited for the registration of 560,777 of its ordinary shares and to the incorporation by reference therein of our report dated October 30, 2003, with respect to the consolidated financial statements and schedule of Amdocs Limited, included in its Annual Report (Form 20-F) for the year ended September 30, 2003, filed with the Securities and Exchange Commission on December 24, 2003.


                                           /s/ Ernst & Young LLP

New York, New York
March 31, 2004